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                                                                   Exhibit 10.5d

                   THIRD AMENDMENT TO EMPLOYMENT AGREEMENT

     THAT EMPLOYMENT AGREEMENT made as of the 1st day of July, 1991, by and between THE WISER OIL COMPANY, a Delaware corporation, and ANDREW J. SHOUP, JR. (as heretofore amended, the "Agreement") is hereby amended in the following respects only:

     FIRST:  Section 1.02 of the Agreement is hereby amended by restatement in
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its entirety to read as follows:

          1.02.  Term.  Subject to the terms and provisions of Article II
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     hereof, Employee's employment hereunder shall be extended and shall continue through the close of business on June 1, 2000; provided, however, that commencing on June 1, 1999 and on each day thereafter (such date and each day thereafter herein called a "Renewal Date"), Employee's employment hereunder shall be automatically extended so as to terminate at the close of business on the first anniversary of such Renewal Date; provided further that Employee may terminate his employment hereunder at any time for any reason.

     SECOND:  Section 1.08 of the Agreement is hereby amended by restating
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subsection (a) thereof in its entirety to read as follows:

          (a) If Employee's employment with Wiser is terminated by Wiser or by Employee for any reason (other than by Wiser for Cause or by reason of the death of Employee) within twelve months following a Change of Control of Wiser, Employee shall be paid, within 30 days following such termination, an amount in cash equal to the sum of:

               (i) an amount equal to the product of (A) the amount equal to 12 times the highest monthly base salary paid or payable, including any base salary that has been earned but deferred, to Employee by Wiser and its subsidiaries in respect of the 60-month period immediately preceding the month in which his employment terminated, multiplied by
          (B) three, plus

               (ii) the amount equal to the premium cost or other amount paid by Wiser during the one-year period preceding Employee's termination of employment to provide Employee with (A) life, health and disability insurance benefits, and (B) the use of an automobile for such year, plus

               (iii) the amount of the additional payment, if any, determined pursuant to Section 1.09.
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     THIRD:  Section 1.08(b) is hereby amended to add a new paragraph (6) to the
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end thereof to read as follows:

          (6) "Cause" shall mean a termination of Employee's employment pursuant to Section 2.03 on the basis of actual fraud or embezzlement by Employee in respect of Wiser or its subsidiaries.

     FOURTH:  Section 2.01 of the Agreement is hereby amended by restating the
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last sentence thereof in its entirety to read as follows:

          Upon delivery to Employee of such notice, together with payment of any Base Salary accrued to the date of termination under Section 1.03 hereof, Employee's employment and all obligations of Wiser under Article I hereof (other than its obligations, if any, under Sections 1.08 and 1.09) shall forthwith terminate.

     FIFTH:  Section 2.03 of the Agreement is hereby amended by restating the
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last sentence thereof in its entirety to read as follows:

          Upon such termination, Employee shall be entitled to any Base Salary accrued under Section 1.03 hereof and any award under Section 1.04 hereof previously earned by Employee but not paid, and all of Wiser's obligations under Article I hereof (other than its obligations, if any, under Sections
     1.08 and 1.09) shall forthwith terminate.

     SIXTH:  Article II of the Agreement is hereby amended to add a new Section
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2.05 to the end thereof to read as follows:

          2.05.  Severance Payment.  If Wiser terminates Employee's employment
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     hereunder other than pursuant to Sections 2.01 and 2.03 hereof, and
     Employee is not entitled to a payment under the provisions of Section 1.08(a) hereof in connection with such termination, then Wiser shall pay to Employee, within 30 days following such termination, as severance pay, an amount in cash equal to 12 times the highest monthly base salary paid or payable, including any base salary that has been earned but deferred, to Employee by Wiser and its subsidiaries in respect of the 60-month period immediately preceding the month in which his employment terminated. Such severance pay shall be in addition to any compensation that Wiser otherwise agrees to pay Employee in connection with any services rendered by Employee as a consultant or otherwise to Wiser or its subsidiaries following the termination of his employment.

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     IN WITNESS WHEREOF, this Amendment has been executed and is effective as of
June 1, 1999.


                                    ANDREW J. SHOUP, JR.


                                    THE WISER OIL COMPANY



                                    By
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                                       Name:
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                                       Title:
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